CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1/A of our report dated July 5, 2018, relating to the financial statements of Data Vision, Inc., which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, which appears in the Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement

/s/Paritz & Company, PA

Hackensack, New Jersey

November 5, 2018